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                                                                EXHIBIT 99(c)(1)


                FORM OF DEED OF UNDERTAKING FOR RUPERT HAMBRO

To:  General Electric Capital Corporation (the "Offeror") and
     Lazard Brothers & Co., Limited (the "Bank")

From:           Rupert Hambro
          --------------------------
             (the "Shareholder")

Dated:  28 July 1997


Dear Sirs,

                          DEED OF UNDERTAKING IN RELATION TO
                          CENTRAL TRANSPORT RENTAL GROUP PLC
                                   (THE "OFFEREE")

1. I refer to the offer (the "Offer", which expression includes any revision of such offer) proposed to be made by the Offeror (or a subsidiary of the Offeror) substantially on the terms and subject to the conditions referred to in the draft of the press announcement attached hereto and signed by me for the purpose of identification (the "Press Announcement") or on such other terms and conditions as may be approved by the board of the Offeree (or a committee thereof).

2. Subject to paragraph 8 below, I irrevocably and unconditionally undertake, represent and warrant to each of the Offeror and the Bank that:

     (A) I am the beneficial owner of (or am otherwise able to control the exercise of all rights attaching to including the ability to procure the transfer of) the number of ordinary shares in the Offeree specified in the Schedule to this Undertaking (the "Securities", which expression includes any other shares or securities in the Offeree attributable to or derived from such shares) and that there are no other ordinary shares or any American Depositary Shares in the Offeree beneficially owned by me or in respect of which I am able to exercise all rights attaching thereto and I am now able and have all relevant rights and authority to and, upon the Offer being made, will be able to accept or procure the acceptance of the Offer in respect of the Securities and to transfer the Securities free from all liens, charges, options, equities and encumbrances and together with all rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid hereafter subject to the matters referred to in the Press Announcement and otherwise perform any obligations under this Undertaking;

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     (B)  to the extent that I exercise any options over ordinary shares in the
          Offeree while the Offer remains open for acceptance, I shall duly accept the Offer in respect of the relevant shares allotted to me and shall forward the relevant share certificate(s) (if any) to the Offeror's receiving agent at the same time as such acceptance (and such shares shall be deemed to be included in the expression "Securities" for the purpose of this Undertaking);

     (C) save as referred to in this Undertaking, I shall not, prior to the closing or lapsing of the Offer:-

          (i) sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of the Securities or any interest in any of the Securities except under the Offer, or accept any other offer in respect of all or any of the Securities; or

          (ii) subject to any fiduciary duties to the Offeree, enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

               (1) in relation to, or operating by reference to, shares or other securities of the Offeree; or

               (2) to do all or any of the acts referred to in paragraph (i) above; or

               (3) which would or might restrict or impede the acceptance of the Offer;

               and for the avoidance of doubt, references in this paragraph (C) to any agreement, arrangement or obligation shall include any such agreement, arrangement or obligation whether or not subject to any conditions or which is to take effect upon or following closing or lapsing of the Offer or upon or following this deed ceasing to be binding or upon or following any other event;

     (D) neither the whole nor any part of my interest in the Securities is nor will become, prior to the closing or lapsing of the Offer, subject to any charge, option, lien, equity or encumbrance whatsoever;

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     (E)  I shall:-

          (i) by 11.00 a.m. on the fourteenth day after receipt of the formal document containing the Offer (the "Offer Document") exercise options in respect of the number of options over shares in the Offeree shown in the Schedule to this document and accept or procure acceptance of the Offer in respect of all the Securities, and shall, in respect of any ordinary shares in certificated form among the Securities, forward the relevant share certificates to the Offeror's receiving agent at the same time as such acceptance or a form of indemnity reasonably acceptable to the Directors of the Offeror in respect of any lost certificate(s) at the time of acceptance. In respect of any ordinary shares in uncertificated form among the Securities, I shall comply with the procedures set out or referred to in the Offer Document for acceptances in respect of such Securities when accepting the Offer;

     (F) notwithstanding that the terms of the Offer may confer rights of withdrawal for acceptors during the period of the Offer, I shall procure that no acceptance of the Offer is withdrawn in respect of any of the Securities;

     (G) I shall supply the Bank within two days of the public announcement of the Offer with all information which is required by the City Code on Takeovers and Mergers (the "Code") to be included within the first major circular from the Offeree advising shareholders on the Offer;

     (H) I will not solicit any offers for the Offeree until 23 July 1997, unless discussions are terminated between us. If a press announcement falling within Rule 2.6 of the Code is made on or before that date, this restriction will continue up until the later of 28 days after the date of such announcement and the date on which the Offer closes, again subject to my fiduciary, legal and regulatory duties and obligations;

     (I) subject to any legal or regulatory requirements (including any duties of confidentiality), I will inform the Offeror of any approach by a third party

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          in relation to a proposed offer for the entire issued share capital of the Offeree for the same length of time as is specified in paragraph (H) above;

     (J) so far as is consistent with my duties and obligations as a Director of the Offeree and arising under the law, the Code and any other regulatory requirements, I shall not make any statement or take any action which is or may be prejudicial to the success of the Offer;

     (K) I will between the date of this Undertaking and any public announcement of the Offer maintain appropriate secrecy about the possibility, and terms, of the Offer;

     (L) prior to the closing, lapsing or withdrawal of the Offer, I shall (save where the Panel on Takeovers and Mergers deems this sub-paragraph to have the effect of transferring general control of the voting rights in the Securities to the Offeror) exercise or procure the exercise of the votes in respect of the Securities at any general or class meeting of the Company as the Offeror may direct in relation to any resolution or motion the passing or rejection of which will assist the implementation of the Offer and I shall not, without the consent of the Offeror and save as aforesaid and unless required to do so as a director, convene, requisition or join in requisitioning any general or class meeting of the Company;

     (M)  being a Director of the Offeree (as well as a shareholder therein):-

          (i) subject to no circumstances arising after the date hereof which in accordance with my fiduciary duties would cause me not to recommend the Offer, I shall recommend all shareholders and holders of ADSs of the Offeree to accept the Offer; and

          (ii) I shall join with the other Directors of the Offeree in making in the Offer Document a statement of responsibility in the terms or to the effect required by Rule 19.2 of the Code.

3. I consent to the issue of a press announcement incorporating references to me and to this Undertaking in the terms set in the Press Announcement subject to my prior approval to the extent that it differs in any material respect from the Press Announcement.

4. I understand and agree that if the Offer is made particulars of this Undertaking will be contained in the Offer Document and that this Undertaking will be available for inspection while the Offer remains open for acceptance.

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5.   I hereby irrevocably and by way of security for my obligations hereunder appoint any director of the Bank to be my attorney to execute on my behalf a form of acceptance to be issued with the Offer Document in respect of the Securities and to sign, execute and deliver any documents and do all acts and things as may be necessary for or incidental to the acceptance of the Offer in relation to the securities.

6. Any time, date or period mentioned in this Undertaking may be extended by mutual agreement between the parties evidenced in writing but as regards any time, date or period originally fixed or so extended as aforesaid time shall be of the essence.

7. I confirm that in giving this Undertaking I am not a customer or deemed customer of the Bank for the purposes of the Rules of the Securities and Futures Authority and that, accordingly, the Bank does not owe me any duties or responsibilities (whether as regards best execution, suitability or otherwise) in connection with the Offer as its customer or deemed customer. I further confirm that I have been given a realistic opportunity to consider whether or not to give the commitments contained in this Undertaking and to obtain independent advice.

8. If the Offer is not publicly announced on or before the date falling 2 days after the date hereof, this Undertaking shall cease to be of effect.

9. This Undertaking shall be governed by and construed in accordance with English law.

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IN WITNESS whereof this Undertaking has been executed and delivered as a deed the day and year first before written.

                                       SCHEDULE

Number of Ordinary Shares of 1p each           20,000
in the Offeree:-                        -----------------------------------

Number of Ordinary Shares of 1p each
in the Offeree in respect of            -----------------------------------
which options will be exercised


Signed and delivered          )
as a deed by the              )
Shareholder in the            )
presence of:                  )


______________________________
(Witness' signature)

______________________________


______________________________

______________________________

______________________________
(Name and address of witness)



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